EXHIBIT 21.1

SUBSIDIARIES

HBL Luxembourg

Holdings S.à R.L.

HBL, Ltd.

HBL (Gibraltar) Limited

HBL Products S.A. (Switzerland)

Herbalife (China) Health Products Ltd.

Herbalife (NZ) Limited

Herbalife (UK) Limited

Herbalife Africa S.à R.L

Herbalife Asia Pacific Services Limited

Herbalife Australasia Pty, Ltd.

Herbalife Bela, LLC

Herbalife Bolivia, Ltda.

Herbalife Bulgaria EOOD

Herbalife (Cambodia) Co., Ltd.

Herbalife Central America LLC

Herbalife China, LLC

Herbalife Czech Republic, s.r.o

Herbalife d.o.o. (Croatia)

Herbalife Del Ecuador, S.A.

Herbalife Denmark ApS

Herbalife Distribution Ltd.

Herbalife Dominicana, S.A.

Herbalife Europe Limited

Herbalife Foreign Sales Corporation

Herbalife Hungary Trading, Limited also known as (Herbalife Magyarorszag Kereskedelmi Kft.)

Herbalife Internacional de México, S.A. de C.V

Herbalife International (Thailand), Ltd.

Herbalife International (Netherlands) B.V.

Herbalife International (Thailand), Ltd.

Herbalife International Argentina, S.A.

Herbalife International Belgium, S.A.

Herbalife International Communications, LLC

Herbalife International Costa Rica, Sociedad de Responsabilidad Limitada

Herbalife International del Colombia

Herbalife International Del Ecuador, S.A.

Herbalife International Deutschland GmbH

Herbalife International Distribution, Inc.

Herbalife International Do Brasil Ltda.

Herbalife International España, S.A.

Herbalife International Finland OY

Herbalife International France, S.A.

Herbalife International Greece S.A.

Herbalife International India Private Limited

Herbalife International Luxembourg S.à R.L.

Herbalife International of America, Inc.

Herbalife International of Europe, Inc.

Herbalife International of Hong Kong Limited

Herbalife International of Israel (1990) Ltd.

Herbalife International Philippines, Inc.

Herbalife International Products N.V.

Herbalife International Russia 1995 Ltd.

Herbalife International Singapore, Pte. Ltd.

Herbalife International South Africa, Ltd.

Herbalife International Urunleri Tic. Ltd. Sti.

Herbalife International, Inc.

Herbalife International, S.A.

Herbalife Italia S.p.A.

Herbalife Kazakhstan LLP

Herbalife Korea Co., Ltd.

Herbalife Latin America – Comercial Exportadora Ltda.

Herbalife Ltd.

Herbalife Luxembourg Distribution S.à R.L.

Herbalife Macau Limited

Herbalife (Shanghai) Management Co., Ltd.

Herbalife Manufacturing LLC

Herbalife Mexicana, S.A. de C.V.

Herbalife Mongolia LLC

Herbalife NatSource (Hunan) Natural Products Co., Ltd.

Herbalife Natural Products LP

Herbalife Norway Products AS

Herbalife of Canada, Ltd.

Herbalife of Ghana Limited

Herbalife of Japan K.K.

Herbalife Paraguay S.R.L.

Herbalife Peru S.R.L.

Herbalife Polska Sp.z o.o

Herbalife Products Malaysia SDN. BHD.

Herbalife Products De México, S.A. de C.V.

Herbalife Puerto Rico, LLC

Herbalife RO S.R.L.

Herbalife Slovakia, s.r.o.

Herbalife Sweden Aktiebolag

Herbalife Taiwan, Inc.

Herbalife Ukraine, LLC

Herbalife Uruguay S.R.L.

Herbalife Vietnam SMLLC

Herbalife Worldwide Events, LLC

Herbalife Zambia Limited

HIL Swiss International GmbH

HLF (Gibraltar) Limited

HLF Colombia Ltd.

HLF Luxembourg Distribution S.à R.L.

HLF Luxembourg Holdings S.à R.L.

HV Holdings Ltd.

iChange Network, Inc.

I.C.S. Herbalife MA, S.R.L.

Importadora y Distribuidora Herbalife International de Chile, Limitada

Limited Liability Company Herbalife International RS

NatSource Pharmaceutical and Chemicals (Changsha) Co., Ltd.

Promotions One, Inc.

PT Herbalife Indonesia

Servicios Integrales HIM, S.A. de C.V.

Vida Herbal Suplementos Alimenticios, C.A.

WH Capital Corporation

WH Intermediate Holdings Ltd.

WH Luxembourg Holdings S.à R.L.

WH Luxembourg Intermediate Holdings S.à R.L.